EXHIBIT 24.1

UNION SECURITY INSURANCE COMPANY

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Insurance Company, a Iowa corporation, hereby constitute and appoint P. Bruce Camacho, Ranell M. Jacobson, Katherine Greenzang and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, to be filed by Union Security Insurance Company, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ J. Kerry Clayton	Chairman of the Board

J. Kerry Clayton

/s/ P. Bruce Camacho	President and Chief Executive Officer

P. Bruce Camacho

/s/ Alan W. Feagin	Director

Alan W. Feagin

/s/ Michael J. Peninger	Director

Michael J. Peninger

/s/ Robert B. Pollock	Director

Robert B. Pollock

/s/ Lesley G. Silvester	Director

Lesley G. Silvester